UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2020

CONVERSION LABS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-55857	76-0238453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Third Avenue, Suite 2800

New York, NY 10022

(Address of principal executive offices, including zip code)

(866) 351-5907

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On August 28, 2020, Conversion Labs, Inc. (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with PA001 Holdings, LLC a Delaware limited liability company (the “Investor”), whereby, at the closing, the Investor has agreed to purchase from the Company an aggregate of 3,500 units (the “Units”), at a purchase price of $1,000 per Unit, each consisting of (i) one share of Series B Convertible Preferred Stock of the Company, par value $0.0001 per share (the “Series B Preferred Stock”), and (ii) a warrant to purchase 2,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company (each a “Warrant” and, collectively, the “Warrants”). The aggregate purchase price for the Units is $3,500,000, of which (i) $2,892,500 is being paid in cash at the closing of the transaction and (ii) $607,500, is being paid by the conversion of the outstanding principal and interest due and owing to the Investor pursuant that certain Secured Convertible Promissory Note (the “Note”) issued by the Company in favor of the Investor as previously reported on the Company Current Report on Form 8-K on July 28, 2020. The closing is expected to occur on or about August 31, 2020 (the “Closing”). The Purchase Agreement provides that the Investor may not sell, transfer or otherwise dispose of the Series B Preferred Stock or Warrants (or the shares of Common Stock issuable thereunder) for a period of one year following the Closing.

As further described in Item 3.03, the shares of Series B Preferred Stock have a stated value of $1,000 per share and are convertible into Common Stock at a price of $0.65 per share, subject to adjustment.

The Warrants are five year warrants to purchase shares of the Company’s Common Stock at an exercise price of $0.92 per share, subject to adjustment, and are exercisable immediately upon issuance. The Warrants provide for cashless exercise.

The Company intends to use the proceeds from the financing for working capital purposes and customer acquisition.

The representations and warranties contained in the Purchase Agreement were made by the parties to, and solely for the benefit of, the other in the context of all of the terms and conditions of the Purchase Agreement and in the context of the specific relationship between the parties. The provisions of the Purchase Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to the Purchase Agreement. The Purchase Agreement is not intended for investors and the public to obtain factual information about the current state of affairs of the parties.

In connection with the Purchase Agreement, the Company and the Investor entered into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company agreed to register the shares of the Company’s Common Stock underlying the Series B Preferred Stock and Warrants. Pursuant to the Registration Rights Agreement, the Investor received certain rights, including but not limited to the following: (i) demand registration rights, providing that the holder may demand that the Company file registration statements, at any time, and (ii) piggyback registration rights, providing that the holder be given notice of any proposed registration of securities by the Company, and requiring that the Company register all or any portion of the registrable securities that the holders request to be registered, in each case, subject to the terms and conditions of the Registration Rights Agreement.

Consulting Agreement

On August 31, 2020, the Company entered into that certain consulting agreement (the “CL1 Consulting Agreement”) with CL1 Partners LLC, a Delaware limited liability company (“CL1” or “Consultant”), pursuant to which Consultant will assist the Company with, among other things, general operations of the business, marketing and branding, and recruiting talent in connection with the Company’s men’s sexual health, hair loss and PDF businesses (the “Services”). As compensation for the Services, Consultant shall receive from the Company two warrants (“Consulting Warrant 1” and “Consulting Warrant 2” collectively, the “Consulting Warrants”), that entitle Consultant to purchase up to an aggregate of 3,750,000 shares of Common Stock of the Company according to the terms and conditions outlined therein, including any restrictions on exercisability. During the five-year term of Consulting Warrant 1, Consultant may purchase up to an aggregate of 2,500,000 shares of Common Stock, at an exercise price equal to the closing price of the Common Stock immediately prior to the Closing which we expect to be of $1.04 per share, and Consulting Warrant 1 becomes exercisable as to such shares of Common Stock in 18 equal monthly installments beginning on the date that is six months following the issue date or immediately prior to the consummation of a change of control of the Company. During the five-year term of Consulting Warrant 2, Consultant may purchase up to an aggregate of 1,250,000 shares of Common Stock, at an exercise price of $1.15 per share, and Consulting Warrant 2 becomes exercisable as to such shares of Common Stock on the date that is 24 months following the issue date or immediately prior to the consummation of a change of control of the Company.

Warrant Purchase Agreement

Concurrently, the Company entered into that certain warrant purchase agreement (the “Warrant Purchase Agreement”) with CL1, pursuant to which CL1, subject to the terms and conditions of the Warrant Purchase Agreement, agreed to purchase from the Company (i) a warrant to purchase 2,500,000 shares of Common Stock, at an exercise price equal to the closing price of the Common Stock immediately prior to the Closing which we expect to be of $1.04 per share $1.04 per share (the “Class A Warrant”), for a purchase price of $15,000, and (ii) a warrant to purchase 1,250,000 shares of Common Stock, at an exercise price of $1.15 per share (the “Class B Warrant” and, together with the Class A Warrant, the “Purchased Warrants”), for a purchase price of $10,000. Each of the Purchased Warrants have a five-year term. Each of the Purchase Warrants is immediately exercisable as to fifty percent (50%) of the shares issuable thereunder and the remaining fifty percent (50%) shall become exercisable on the date that is six months following the issue date of each Purchased Warrant, subject to a repurchase right in favor of the Company.

 Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of the Purchase Agreement, Warrants, Registration Rights Agreement, Consulting Agreement, Warrant Purchase Agreement, the Consulting Warrants and Purchased Warrants and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such description is qualified in its entirety by reference to the full text of the Purchase Agreement, Warrants and Registration Rights Agreement, Consulting Agreement, Warrant Purchase Agreement, Consulting Agreements and Purchased Warrants and the forms of which are attached as Exhibits 10.1, 10.2 10.3, 10.4, 10.5, 10.6 and 10.7 respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Series B Preferred Stock, Warrants, Consulting Warrants and Purchased Warrants were not registered under the Securities Act, but qualified for exemption under Section 4(a)(2) and/or Regulation D of the Securities Act. The securities were exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, the Investors had the necessary investment intent as required by Section 4(a)(2) of the Securities Act since the Investors agreed to, and received, the securities bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 and Item 3.02 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

On August 27, 2020, the Secretary of State of the State of Delaware delivered confirmation of the effective filing of the Company’s Certificate of Designations of the Series B Convertible Preferred Stock , which established 5,000 shares of the Company’s Series B Preferred Stock, having such designations, rights and preferences as set forth therein (the “Series B Designations”).

The shares of Series B Preferred Stock have a stated value of $1,000 per share (the “Series B Stated Value”) and are convertible into Common Stock at the election of the holder of the Series B Preferred Stock, at a price of $0.65 per share, subject to adjustment (the “Conversion Price”). Each holder of Series B Preferred Stock shall be entitled to receive, with respect to each share of Series B Preferred Stock then outstanding and held by such holder, dividends at the rate of thirteen percent (13%) per annum (the “Preferred Dividends”).

The Preferred Dividends shall accrue and be cumulative from and after the date of issuance of any share of Series B Preferred Stock on a daily basis computed on the basis of a 365-day year and compounded quarterly. The Preferred Dividends are payable only when, as, and if declared by the Board of Directors of the Company (the “Board”) and the Company has no obligation to pay such Preferred Dividends; provided, however, if the Board determines to pay any Preferred Dividends, the Company shall pay such dividends in kind in a number of additional shares of Series B Preferred Stock (the “PIK Shares”) equal to the quotient of (i) the aggregate amount of the Preferred Dividends being paid by the Company in respect of the shares of Series B Preferred Stock held by such holder, divided by (ii) the Series B Issue Price (as defined in the Series B Designations); provided, further, that, at the election of the purchasers holding a majority of the shares of Series B Preferred Stock then outstanding, in their sole discretion, such Preferred Dividends shall be paid in cash or a combination of cash and PIK Shares. Notwithstanding the foregoing, the Preferred Dividends may be paid in cash at the election of the Company if, and only if, (A) the purchasers holding a majority of the shares of Series B Preferred Stock then outstanding consent in writing to the payment of any specific dividend in cash, or (B) at any time following the twenty-four (24) month anniversary of the Closing, (i) the prevailing VWAP of the Common Stock over the trailing ninety (90)-day period is equal to or greater than $3.00 per share (subject to adjustments for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, reverse stock splits or other similar events), and (ii) the average trading volume of the Common Stock over the trailing ninety (90)-day period is equal to or greater than 200,000 shares of Common Stock per day, or (C) at any time following the thirty-six (36) month anniversary of the Closing.

The holders of Series B Preferred Stock rank senior to the Common Stock with respect to payment of dividends and rights upon liquidation and will vote together with the holders of the Common Stock on an as-converted basis, subject to beneficial ownership limitations, on each matter submitted to a vote of holders of Common Stock (whether at a meeting of shareholders or by written consent). In addition, as further described in the Series B Designations, if at least 30% of the number of shares of Series B Preferred Stock sold at the Closing are outstanding, the Company will not take certain corporate actions without the affirmative vote at a meeting (or the written consent with or without a meeting) of the purchasers holding a majority of the shares of Series B Preferred Stock then outstanding.

If at any time following the twelve (12)-month anniversary of the Closing (A) the prevailing VWAP (as defined in the Series B Designations) of the Common Stock over the trailing ninety (90)-day period is equal to or greater than $3.00 per share (subject to adjustments for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, reverse stock splits or other similar events), and (B) the average trading volume of the Common Stock over the trailing ninety (90)-day period is equal to or greater than 200,000 shares of Common Stock per day, the Company shall have the right, but not the obligation, in its sole discretion, to elect to convert all, but not less than all, of the then-outstanding shares of Series B Preferred Stock into Common Stock by delivering written notice of such election (the “Forced Conversion Notice”) to the holders of the Series B Preferred Stock within ten (10) Business Days following the satisfaction of the criteria of clauses (A) and (B) above (a “Forced Conversion”). On the Forced Conversion Date (as defined in the Series B Designations), each share of Series B Preferred Stock shall be converted into the number of fully paid and non-assessable shares of Common Stock equal to the quotient of: (x) the sum of (1) the Series B Issue Price, plus (2) any accrued but unpaid dividends on such share of Series B Preferred Stock as of immediately prior to the conversion thereof, including the Preferred Dividends, divided by (y) the Conversion Price of such share of Series B Preferred Stock in effect at the time of conversion. The Forced Conversion Notice shall state (i) the number of shares of Series B Preferred Stock held by such Holder that are proposed to be converted, and (ii) the date on which such Forced Conversion shall occur, which date shall be the thirtieth (30th) day following the date such Forced Conversion Notice is deemed given (a “Forced Conversion Date”).

In the event of a Forced Conversion, a holder may elect, in its sole discretion and in lieu of the Forced Conversion, to have each then-outstanding share of Series B Preferred Stock held by such holder be redeemed by the Company (a “Forced Conversion Redemption”) by delivering written notice to the Company (a “Forced Conversion Redemption Notice” and the date such Holder delivers such notice to the Corporation, a “Forced Conversion Redemption Notice Date”) prior to the Forced Conversion Date, which notice shall state (A) the number of shares of Series B Preferred Stock that are to be redeemed, (B) the date on which such Forced Conversion Redemption shall occur, which date shall be the tenth (10th) Business Day following the applicable Forced Conversion Redemption Notice Date (the “Forced Conversion Redemption Date”) and (C) the wire instructions for the payment of the applicable amount owed to such holder. Each share of Series B Preferred Stock that is the subject of a Forced Conversion Redemption shall be redeemed by the Company in cash at a price per share equal to the sum of (1) the Series B Issue Price, plus (2) any accrued but unpaid dividends on such share of Series B Preferred Stock, including the Preferred Dividends (the “Per Share Forced Conversion Redemption Price”).

At any time (A) after December 31, 2020, if a sufficient number of shares of Common Stock are not available to effect the conversion of the Series B Preferred Stock outstanding into Common Stock and the exercise of the Warrants, or (B) after the three (3) year anniversary of the closing, each holder shall have the right, in its sole and absolute discretion (in addition to and not to the exclusion of any remedy such holder may have at law or in equity), to require that the Company redeem (an “Optional Redemption”), to the fullest extent permitted by law and out of funds lawfully available therefor, all or any portion of such holder’s Series B Preferred Stock then outstanding by delivering written notice thereof; provided, however, that right of the holders to cause an Optional Redemption under clause (B) above shall expire at such time as (i) the Company’s Common Stock is listed for trading on a National Securities Exchange (as defined in the Series B Designations) and (ii) the VWAP of the Common Stock over any ninety (90)-day period is equal to or greater than $2.00 per share, subject to adjustment.

The foregoing description of the Series B Designations does not purport to be complete and is subject to, and qualified in its entirety by the Series B Designations, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 1.01, item 3.02 and Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Designations of the Series B Convertible Preferred Stock
10.1	Form Securities Purchase Agreement
10.2	Form of Warrant
10.3	Form of Registration Rights Agreement
10.4	Form of Consulting Agreement
10.5	Form of Warrant Purchase Agreement
10.6	Form of Consulting Warrant
10.7	Form of Purchased Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONVERSION LABS, INC.

Date: August 31, 2020	By:	/s/ Justin Schreiber
	Name:	Justin Schreiber
	Title:	Chief Executive Officer